As filed with the Securities and Exchange Commission on June 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Royalty Pharma plc*

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	98-1535773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

110 East 59th Street

New York, New York 10022

(212) 883-0200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Pablo Legorreta

Chief Executive Officer

110 East 59th Street

New York, New York 10022

(212) 883-0200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard D. Truesdell, Jr., Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

* A subsidiary of Royalty Pharma plc is also a registrant and is identified on the following page.

ADDITIONAL REGISTRANT

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Royalty Pharma Holdings Ltd *	England and Wales	2834	98-1526515

*	The address, including zip code, and telephone number, including area code, of the Registrant’s principal executive offices is 110 East 59th Street, New York, New York 10022, Tel. (212) 883-0200.

ROYALTY PHARMA PLC

CLASS A ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

Guarantees by certain subsidiaries of Royalty Pharma plc

We may offer from time to time Class A ordinary shares of Royalty Pharma plc, preference shares of Royalty Pharma plc, debt securities of Royalty Pharma plc, warrants, purchase contracts or units. The debt securities of Royalty Pharma plc may be guaranteed by one or more of its subsidiaries, in each case on terms to be determined at the time of the offering.

In addition, certain selling shareholders to be identified in a prospectus supplement may offer and sell Class A ordinary shares from time to time, in amounts, at prices and on terms that will be determined at the time the Class A ordinary shares are offered.

This prospectus describes some of the general terms that may apply to these securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any information under the heading “Where You Can Find More Information” carefully before you invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We or any selling shareholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis. Supplements to this prospectus will specify the names of and arrangements with any underwriters, dealers or agents.

Our Class A ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RPRX.”

Investing in these securities involves certain risks. See “Risk Factors” on page 5 of this prospectus, any similar section contained in the applicable prospectus supplement and in the documents incorporated by reference herein or therein, concerning factors you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2024

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ABOUT THIS PROSPECTUS

As used in this prospectus and any prospectus supplement, unless otherwise indicated or the context otherwise requires, “Royalty Pharma,” the “Company,” “we,” “us,” the “Issuer” and “our” refer to Royalty Pharma plc, an English public limited company incorporated under the laws of England and Wales, and its subsidiaries on a consolidated basis. The “Manager” refers to RP Management, LLC, a Delaware limited liability company, our external advisor which provides us with all advisory and day-to-day management services.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may sell the securities or any combination of the securities described in this prospectus, and the selling shareholders may sell our Class A ordinary shares, in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and, as the case may be, the identity of the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Regulation 2017/1129 and/or the U.K. Financial Conduct Authority’s Prospectus Regulation Rules.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell these securities or soliciting offers to purchase these securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

THE COMPANY

We are the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry. Since our founding in 1996, we have been pioneers in the royalty market, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. We have assembled a portfolio of royalties which entitles us to payments based directly on the top-line sales of many of the industry’s leading therapies, which includes royalties on more than 35 commercial products, including Vertex’s Trikafta, GSK’s Trelegy, Roche’s Evrysdi, Johnson & Johnson’s Tremfya, Biogen’s Tysabri and Spinraza, AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Novartis’ Promacta, Pfizer’s Nurtec ODT and Gilead’s Trodelvy, among others, and 17 development-stage product candidates. We fund innovation in the biopharmaceutical industry both directly and indirectly—directly when we partner with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when we acquire existing royalties from the original innovators.

Our industry leading royalty portfolio and capital-efficient business model drives our compounding growth. We have a focused strategy of actively identifying and tracking the development and commercialization of important new therapies, which allows us to move quickly to make acquisitions when opportunities arise. With a deep and experienced team of investment professionals, an exhaustive due diligence process and a focus on high-quality therapies that address significant unmet patient need, we sustain attractive returns above our cost of capital, which in turn propels our compounding growth.

Our unique business model enables us to benefit from many of the most attractive characteristics of the biopharmaceutical industry, including long product life cycles, significant barriers to entry and noncyclical revenues, but with substantially reduced exposure to many common industry challenges such as early-stage development risk, therapeutic area constraints, high research and development costs, and high fixed manufacturing and marketing costs. We have a highly flexible approach that is agnostic to both therapeutic area and treatment modality, allowing us to acquire royalties on the most attractive therapies across the biopharmaceutical industry. Additionally, our focus on acquiring royalties on approved products, often in the early stages of their commercial launches, and on development-stage product candidates with strong proof of concept data, mitigates development risk and expands our opportunity set.

Our principal executive offices are located at 110 East 59th Street, New York, New York 10022, and our telephone number is (212) 883-0200. Our agent for service in the United States is CSC North America located at 251 Little Falls Drive, Wilmington, Delaware 19808.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of any offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with applicable SEC rules):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 15, 2024 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 9, 2024;

•	our Current Reports on Form 8-K filed with the SEC on February 6, 2024 and May 29, 2024; and

•	our Registration Statement on Form 8-A dated June 15, 2020, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in this prospectus or in a document (or part thereof) incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document (or part thereof) that is or is considered to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute any part of this prospectus.

You may request copies of each of the documents incorporated by reference into this prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning the office of Investor Relations, Royalty Pharma plc, 110 East 59th Street, New York, New York 10022, (212) 883-0200.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and other documents incorporated by reference herein and therein may contain forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective assets, our industry, our beliefs and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors.” You should specifically consider the numerous risks outlined under “Risk Factors.” These risks and uncertainties include factors related to, among other topics:

•	sales risks of biopharmaceutical products on which we receive royalties;

•	the ability of the Manager to locate suitable assets for us to acquire;

•	uncertainties related to the acquisition of interests in development-stage biopharmaceutical product candidates and our strategy to add development-stage product candidates to our product portfolio;

•	the assumptions underlying our business model;

•	our ability to successfully execute our royalty acquisition strategy;

•	our ability to leverage our competitive strengths;

•	actual and potential conflicts of interest with the Manager and its affiliates;

•	the ability of the Manager or its affiliates to attract and retain highly talented professionals;

•	the effect of changes to tax legislation and our tax position; and

•	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

Although we believe the expectations reflected in the forward-looking statements are reasonable, any of those expectations could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and business objectives will be achieved. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling shareholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of our share capital as specified in our Articles of Association. You are encouraged to read the Articles of Association in their entirety. This summary does not purport to be complete and the statements in this summary are qualified in their entirety by reference to, and are subject to, the detailed provisions of our Articles of Association and the Companies Act 2006 (the “Companies Act”).

Capital Structure

Issued Share Capital

We have two classes of voting shares: Class A and Class B, each of which has one vote per share. The Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of shareholders, except as otherwise required by applicable law. We also have in issue 50,000 Class R redeemable shares, which do not entitle the holder to voting or dividend rights, and deferred shares, which do not entitle the holder to voting or dividend rights. The purpose of the Class R redeemable shares was to ensure Royalty Pharma Ltd had sufficient sterling denominated share capital at the time it was re-registered as a public limited company, as required by the Companies Act. The Class R redeemable shares may be redeemed at some future point following closing of this offering in order to leave the Company with only U.S. dollar denominated share capital. Any such redemption would be at nominal value.

Our issued and outstanding share capital is $45,748.35 and £50,000 divided into 452,109,679 Class A ordinary shares with a nominal value of $0.0001 per share, 145,327,592 Class B ordinary shares with a nominal value of $0.000001 per share, 50,000 Class R redeemable shares with a nominal value of £1 per share, two deferred shares with a nominal value of $1.00 per share and 390,055,388 deferred shares with a nominal value of $0.000001 per share.

The board of directors has been granted authority from our shareholders to allot and issue new Class A ordinary shares and other shares, and to grant rights to subscribe for or to convert any security into new Class A ordinary shares or other shares, up to a maximum aggregate nominal amount (i.e., par value) of $300,000, for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on May 31, 2025. Renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently. This authority is in addition to authorities to allot and issue new Class A ordinary shares in exchange for Royalty Pharma Holdings Ltd Class B ordinary shares. The rights and restrictions to which the Class A ordinary shares are subject are prescribed by our Articles of Association.

Class A Ordinary Shares

Voting rights. The holders of Class A ordinary shares are entitled to one vote per share on all matters to be voted upon by the shareholders other than with respect to matters that require a separate class vote in accordance with applicable law.

Dividend rights. Subject to preferences that may be applicable, the holders of Class A ordinary shares are entitled to receive ratably such dividends, if any, as may be approved from time to time by the board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of liquidation, dissolution or winding up of Royalty Pharma the holders of Class A ordinary shares are entitled to share ratably in all assets remaining after payment of liabilities.

Class B Ordinary Shares

Voting rights. The holders of Class B ordinary shares are entitled to one vote per share on all matters to be voted other than with respect to matters that require a separate class vote in accordance with applicable law.

Dividend rights. The holders of Class B ordinary shares do not have any rights to receive dividends.

Rights upon liquidation. The holders of Class B ordinary shares only have limited rights to receive a distribution equal to their nominal value upon a liquidation, dissolution or winding up of Royalty Pharma, following the prior payment of the nominal capital paid up or credited as paid up on each Class A ordinary share as well as an amount of $10,000,000 on each Class A ordinary share upon such liquidation, dissolution or winding up.

Dividends

Under English law, the Company may only pay dividends out of profits available for that purpose. The Company’s profits available for distribution are its accumulated, realized profits, to the extent that they have not been previously utilized by distribution or capitalization, less its accumulated, realized losses, to the extent that they have not been previously written off in a reduction or reorganization of capital duly made. The amount of the Company’s distributable reserves is a cumulative calculation. The Company may be profitable in a single financial year but unable to pay a dividend if our accumulated, realized profits of that year do not offset all previous years’ accumulated, realized losses.

Additionally, the Company may only make a distribution if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves, and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.

Our Articles of Association authorize our board of directors to approve interim dividends without shareholder approval to the extent that the approval of such dividends appears justified by profits. Our board of directors may also recommend a final dividend to be approved and declared by the shareholders at an annual general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend may exceed the amount recommended by the board of directors.

Our Articles of Association also permit a scrip dividend scheme under which the board of directors may offer any holders of Class A ordinary shares the right to elect to receive Class A ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part determined by the board of directors) of all or any dividend subject to certain terms and conditions set out in our Articles of Association.

The entitlement to a dividend lapses if unclaimed for 12 years.

Requisitioning Shareholder Meetings

If any shareholder requests, in accordance with the provisions of the Companies Act, us to (a) call a general meeting for the purposes of bringing a resolution before the meeting, or (b) give notice of a resolution to be proposed at a general meeting, such request must among other things (in addition to any other statutory requirements):

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set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by our Articles of Association), together with details of all interests held by it or him (and their associated persons) in us;

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if the request relates to any business the member proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and, in the case of any proposal to amend our Articles of Association, the complete text of the proposed amendment;

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set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment to the board of directors, all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the board.

Quorum for General Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present.

The necessary quorum for a general meeting is the shareholders who together represent at least one-third of the voting rights of our voting shares entitled to vote at the meeting, present in person or by proxy, save that if only one shareholder is entitled to attend and vote at the general meeting, one qualifying shareholder present at the meeting and entitled to vote is a quorum.

Voting Rights

Under the Articles of Association, each holder of Class A ordinary shares or Class B ordinary shares is entitled to one vote for each such share that he or she holds as of the record date for the meeting. Neither English law nor any of our constituent documents places limitations on the right of nonresident or foreign owners to vote or hold ordinary shares.

The voting at a general meeting must be taken by poll. Subject to any relevant special rights or restrictions attached to any shares, on a poll taken at a general meeting, each qualifying shareholder present in person or by proxy (or, in the case of a corporation, a corporate representative) and entitled to vote on the resolution has one vote for every Class A ordinary share or Class B ordinary share held by such shareholder.

An ordinary resolution must be approved by a simple majority, and a special resolution approved by at least 75%, of shareholders attending and voting, whether in person or by proxy.

Amendment to our Articles of Association

Under English law, shareholders may amend the articles of association of a company by special resolution. However, certain provisions of our Articles of Association require a higher threshold of shareholder approval or satisfaction of other procedures before such provision or provisions can be varied.

The article in our Articles of Association which requires voting at a general meeting to be taken on a poll may only be removed, amended or varied by resolution of the shareholders passed unanimously.

General Meetings and Notices

An annual general meeting must be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). At least seven clear days’ notice is required for any adjourned meeting, and if adjourned for lack of quorum, such meeting must be held not less than 14 days but not more than 28 days after adjournment at such time and place as decided by the chairman of the meeting.

The notice of a general meeting must be given to the shareholders (other than any who, under the provisions of the Articles of Association or the terms of allotment or issue of shares, are not entitled to receive notice), to the board of directors and to the auditors. Under English law, we are required to hold an annual general meeting of our shareholders within six months from the day following the end of our financial year. Subject to the foregoing, a general meeting may be held at a time and place determined by the board of directors.

Under English law, our board of directors must convene such a meeting once it has received requests to do so from shareholders representing at least 5% of the paid up share capital of the Company as carries voting rights at general meetings (excluding any paid-up capital held as treasury shares).

Under our Articles of Association, a general meeting may also be called if the Company has fewer than two directors and the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so. In such case, two or more shareholders may call a general meeting (or instruct the secretary to do so) for the purpose of appointing one or more directors.

Winding Up

In the event of a voluntary winding up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, subject to the U.K. Insolvency Act of 1986, after effectively applying the Company’s property to satisfy the Company’s liabilities, divide among the holders of Class A ordinary shares of the Company the whole or any part of the assets of the Company, whether they consist of property of the same kind or not, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the holders of Class A ordinary shares of the Company as the liquidator, with such sanction, may determine. No shareholder of the Company shall be compelled to accept any assets upon which there is a liability.

On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of the Company available for distribution among the holders of Class A ordinary shares shall be applied pro rata (rounded to the nearest whole number).

Rights of Pre-Emption on New Issues of Shares

Under the Companies Act, the allotment of “equity securities” (except pursuant to an employees’ share scheme and as bonus shares) that are to be paid for wholly in cash must be offered first to the existing holders of ordinary shares in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide disapplication from this requirement (which disapplication can be for a maximum of five years after which shareholders’ approval would be required to renew the disapplication). “Equity securities” means ordinary shares or rights to subscribe for, or convert securities into, ordinary shares where ordinary shares means shares other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution. In relation to the Company, “equity securities” will therefore include the Class A ordinary shares, and all rights to subscribe for or convert securities into such shares.

The board of directors has been granted authority from our shareholders to allot and issue new Class A ordinary shares and other shares and to grant rights to subscribe for or to convert any security into new Class A ordinary shares or other shares, up to a maximum aggregate nominal amount (i.e., par value) of $300,000 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on May 31, 2025. Renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently.

Disclosure of Ownership Interests in Shares

Section 793 of the Companies Act gives us the power to require persons whom we know have, or whom we have reasonable cause to believe have, or within the previous three years have had, an interest in any shares of the Company to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information after the date the notice is sent) can result in criminal or civil sanctions being imposed against the person in default.

Under our Articles of Association, if any of our shareholders, or any other person appearing to be interested in the shares of the Company held by such shareholder, has been duly served with a notice under section 793 and fails to give us the information required by such notice or has made a statement which is false or inadequate in a material particular, then our board of directors may, in its absolute discretion at any time by notice, withdraw voting rights and place restrictions on the rights to receive dividends and refuse to register a transfer of such shares.

Alteration of Share Capital/Share Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may, from time to time, among other things:

•	increase our share capital by allotting and issuing new shares in accordance with our Articles of Association and any relevant shareholder resolution;

•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than its existing shares; or

•	redenominate our share capital or any class of share capital.

The Company may not consolidate, divide, subdivide or redenominate any class of voting shares without consolidating, dividing, subdividing or redenominating (as the case may be) the other classes of voting shares.

English law prohibits us from purchasing our own shares unless such purchase has been approved by our shareholders. Shareholders may approve two different types of such share purchases: “on-market” share purchases or “off-market” share purchases. “On-market” purchases may only be made on a “recognised investment exchange,” which does not include Nasdaq, which is the only exchange on which the Company’s shares are traded. In order to purchase our own shares, as a Company listed on Nasdaq, we must therefore obtain the approval of our shareholders for an “off-market purchase” (on the basis of a specific purchase agreement with a financial intermediary) to acquire shares that are traded on Nasdaq. This requires our shareholders to pass an ordinary resolution approving an “off-market purchase,” where such approval may be for a maximum period of five years. In relation to an “off-market purchase,” we may not acquire our own shares until the terms of the contract pursuant to which the purchase(s) are to be made have been authorized by our shareholders.

Transfer and Registration of Shares

Our Articles of Association allow shareholders to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which our board of directors may approve.

The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share that is not fully paid) by or on behalf of the transferee. Our Articles of Association also permit transfer of shares in uncertificated form by means of a relevant electronic system.

We may not charge a fee for registering the transfer of a share.

Our board of directors may, in its absolute discretion, refuse to register a transfer of shares in certificated form if it is not fully paid (provided that the refusal does not prevent dealings in the shares from taking place on an open and proper basis) or is with respect to a share on which we have a lien and sums in respect of which the lien exists are payable and are not paid within 14 clear days after due notice has been sent. If our board of directors refuses to register a transfer of a share, it shall notify the transferor of the refusal and the reasons for it as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged with us (in the case of a transfer of a share in certificated form) or the instructions to the relevant system received. Any instrument of transfer which our board of directors refuses to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is sent.

Computershare Trust Company, N.A. acts as our transfer agent and registrar. The share register reflects only registered owners of our Class A ordinary shares, Class B ordinary shares, Class R redeemable shares and deferred shares. Registration in the Company’s share register is determinative of ownership of shares of the Company. A shareholder who holds shares beneficially is not the holder of record of such shares. Instead, the clearance service or depositary (for example, Cede & Co, as nominee for the Depository Trust Company, or DTC, or GTU Ops, Inc., as nominee for Computershare Trust Company, N.A.) or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who holds such shares beneficially through a clearance service or depositary or other nominee will not be registered in the Company’s official share register, as the depositary or other nominee will remain the record holder of any such shares.

In the event that the Company notifies one or both of the parties to a share transfer that it believes stamp duty or stamp duty reserve tax is required to be paid in connection with a transfer of shares of the Company, if the parties to the transfer have an instrument of transfer duly stamped to the extent required and then provide such instrument of transfer to the Company’s share registrar, the buyer will be registered as the legal owner of the relevant shares on the official share register, subject to our rights with respect to the disclosure of interests in our shares.

Annual Accounts and Independent Auditor

Under English law, a “quoted company,” which includes a company whose equity share capital is admitted to dealing on Nasdaq, must deliver to the Registrar of Companies a copy of:

•	the company’s annual accounts;

•	the directors’ remuneration report;

•	the directors’ report;

•	a strategic report;

•	the auditor’s report on those accounts, on the auditable part of the directors’ remuneration report, on the directors’ report and the strategic report.

The annual accounts and reports must be presented to the shareholders at a general meeting (although a vote is not mandatory in respect of such documents). Our individual accounts must be prepared in accordance with U.K. Generally Accepted Accounting Principles (“GAAP”) or International Financial Reporting Standards (“IFRS”) as adopted by the European Union and our consolidated group accounts must be prepared in accordance with U.K. GAAP, IFRS as adopted by the European Union, or U.S. GAAP for our first two financial years. In addition, for public reporting purposes we prepare consolidated financial statements in accordance with U.S. GAAP. Under our Articles of Association, copies of the annual accounts and reports for that financial year must be sent to every shareholder, every debenture holder and every person entitled to receive notice of general meetings at least 21 clear days before the date of the meeting at which copies of the documents are to be presented. Our Articles of Association provide that any documents to our shareholders may be distributed in electronic form or by making them available on a website, as long as shareholders have agreed that such may be sent or supplied in that form.

As an English company with no applicable exemptions from the audit requirements under the Companies Act and applicable law, we must appoint an independent auditor to audit the annual accounts of the Company. The auditor of a public company may be appointed by ordinary resolution at the general meeting of the company at which the company’s annual accounts are laid. Directors can also appoint auditors at any time before the company’s first accounts meeting, after a period of exemption or to fill a casual vacancy.

The remuneration of an auditor is fixed by our shareholders by ordinary resolution or in a manner that our shareholders by ordinary resolution determine.

Liability of Directors and Officers

Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Takeover Provisions

Regulation of Takeover Bids

Given that our central management and control is currently not situated within, and our current intention is not to have it in the future situated within the United Kingdom (or the Channel Islands or the Isle of Man), we do not currently envisage that the Takeover Code will apply to an offer for the Company. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to us. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

•

acquires an interest in shares that, when taken together with shares in which such person is already interested and in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of shares; or

•

who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% of the voting rights but is not interested in shares carrying more than 50% of such voting rights and such person, or any person acting in concert with such person, acquires an additional interest in shares that increases the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Under English law, an offeror for the Company that has acquired (i) not less than 90% in value of; and (ii) not less than 90% of the voting rights carried by the shares to which the offer relates may exercise statutory squeeze-out rights to compulsorily acquire the shares of the non-assenting minority. However, if an offer for the Company is conducted by way of a scheme of arrangement the threshold for the offeror obtaining 100% of Company shares comprises two components (i) approval by a majority in number of each class of Company shareholders present and voting at the shareholder meeting; and (ii) approval of Company shareholders representing 75% or more in value of each class of Company shareholders present and voting at that meeting.

Share Issues in the Context of an Acquisition

Our Articles of Association provide the board of directors with the power to establish a rights plan and to grant rights to subscribe for our shares pursuant to a rights plan where, in the opinion of the board of directors, acting in good faith, in the context of an acquisition or potential acquisition of 15% or more of our issued voting shares, to do so would improve the likelihood that:

•	an acquisition process is conducted in an orderly manner;

•	all our shareholders are treated equally and fairly and in a similar manner;

•	an optimum price is achieved for our Class A ordinary shares;

•	the board of directors would have time to gather relevant information and pursue appropriate strategies;

•	the success of Royalty Pharma would be promoted for the benefit of our shareholders as a whole;

•	the long term interests of Royalty Pharma, our shareholders and business would be safeguarded; and/or

•	Royalty Pharma would not suffer serious economic harm.

Our Articles of Association further provide that the board of directors may, in accordance with the terms of a rights plan, determine to (i) allot shares pursuant to the exercise of rights or (ii) exchange rights for our shares, where in the opinion of the board of directors acting in good faith, in the context of an acquisition or potential acquisition of 15% or more of our issued voting shares, to do so is necessary in order to prevent:

•	the use of abusive tactics by any person in connection with such acquisition;

•	unequal treatment of shareholders;

•	an acquisition which would undervalue Royalty Pharma;

•	harm to the prospects of the success of Royalty Pharma for the benefit of its shareholder as a whole; and/or

•	serious economic harm to the prospects of Royalty Pharma,

•	or where to do so is otherwise necessary to safeguard the long term interests of Royalty Pharma, our shareholders and our business.

Under the Takeover Code, the board of a public company incorporated under the laws of England and Wales is constrained from implementing such defensive measures. However, as discussed above, these measures are included in our Articles of Association as the Takeover Code is not expected to apply to us and these measures are included commonly in the constitution of U.S. companies.

These provisions will apply for so long as we are not subject to the Takeover Code.

Corporate Governance

Our Articles of Association allocate authority over the day-to-day management of us to our board of directors. Our board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, our board of directors will remain responsible, as a matter of English law, for the proper management of our affairs. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Choice of Forum/Governing Law

The rights of holders of our ordinary shares are governed by the laws of England and Wales.

Our Articles of Association provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act and the Exchange Act, for which the U.S. federal district courts will be the exclusive forum. As a company incorporated in England and Wales, the choice of the courts of England and Wales as our exclusive forum for resolving all shareholder complaints, other than complaints arising under the Securities Act and the Exchange Act, allows us to more efficiently and affordably respond to such actions, and provides consistency in the application of the laws of England and Wales to such actions. Similarly, we have selected the U.S. federal district courts as our exclusive forum for resolving shareholder complaints arising under the Securities Act and the Exchange Act in order to more efficiently and affordably respond to such claims. This choice of forum also provides both us and our shareholders with a forum that is familiar with and regularly reviews cases involving U.S. securities law. Although we believe this choice of forum benefits us by providing increased consistency in the application of U.S. securities law for the specified types of action, it may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles of Association, including the exclusive forum provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable. See “Risk Factors—Risks Related to this Offering and Ownership of Our Ordinary Shares—Our Articles of Association provide that the U.S. federal district courts will be the exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Securities Act and the Exchange Act.”

Legal Name; Formation

Our current legal and commercial name is Royalty Pharma plc, and we were incorporated under the laws of England and Wales on February 6, 2020 as a private limited company (registration number 12446913) and re-registered as a public limited company on April 22, 2020.

Stock Exchange Listing

Our Class A ordinary shares are listed on Nasdaq under the symbol “RPRX.”

Preference Shares

We may issue preference shares, which preference shares shall be denominated in U.S. Dollars with a nominal value to be determined by our board of directors. Preference shares may be issued in one or more classes or series with or without voting rights attached to them, with the board of directors to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to other shares in the capital of the Company. The board of directors may determine any other terms and conditions of any class of preference shares, including with regards to their rights (i) to receive dividends (which may include, without limitation, the right to receive preferential or cumulative dividends); (ii) to distributions made by the Company on a winding up; and (iii) to be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices or at such rates of exchange and with such adjustments as may be determined by the board of directors. Preference shares may be issued as redeemable shares, at the option of the board of directors.

We have no current intention to issue any preference shares. However, the issuance of any preference shares in the future could adversely affect the rights of the holders of our Class A ordinary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

Royalty Pharma may offer debt securities. This prospectus describes certain general terms and provisions of the debt securities. When Royalty Pharma offers to sell a particular series of debt securities, the specific terms for the securities will be set forth in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Royalty Pharma’s senior debt securities would be issued under a senior indenture dated as of September 2, 2020, as supplemented, among Royalty Pharma, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”). Royalty Pharma’s subordinated debt securities would be issued under a subordinated indenture among Royalty Pharma, the guarantors party thereto and the Trustee.

This prospectus refers to each of Royalty Pharma’s senior indenture and Royalty Pharma’s subordinated indenture individually as an “indenture” and collectively as the “indentures.” We refer to Royalty Pharma’s senior indenture as the “senior indenture.” We refer to Royalty Pharma’s subordinated indenture as the “subordinated indenture.”

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The senior indenture and the subordinated indenture are substantially identical, except for the provisions relating to subordination. See “—Subordinated Debt.”

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	whether or not the debt securities will have the benefit of a guarantee;

•	the maturity date;

•	the interest payment dates and the record dates for the interest payments;

•	the interest rate, if any, and the method for calculating the interest rate;

•	if other than New York, New York, the place where we will pay principal and interest;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	if other than denominations of $2,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	if other than the principal amount, the portion of principal amount payable upon acceleration of the maturity;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	if the debt securities may be exchangeable for and/or convertible into the Class A ordinary shares of Royalty Pharma or any other security;

•	whether and under what circumstances additional amounts will be paid to a holder in respect of any tax, assessment or governmental charge withheld or deducted;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	whether the debt securities will be issued in the form of global notes;

•	any material United States federal income and United Kingdom tax consequences;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including events of default, covenants, provisions related to amendments and waivers, transfer and exchange, satisfaction and discharge and defeasance.

The form of indentures filed with the registration statement of which this prospectus forms a part contain certain of these terms, which may be modified in connection with the offering of any debt securities.

Senior Debt

Royalty Pharma will issue under its senior indenture the debt securities that will constitute part of the senior debt of Royalty Pharma. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Royalty Pharma.

Subordinated Debt

Royalty Pharma will issue under its subordinated indenture the debt securities that will constitute part of the subordinated debt of Royalty Pharma. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” of Royalty Pharma. The specific subordination terms will be set forth in a supplemental indenture to the subordinated indenture and described in the prospectus supplement for the relevant series of debt.

Guarantees

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by Royalty Pharma may be guaranteed by any of the subsidiary registrants under the registration statement of which this prospectus forms a part. The guarantees will be full and unconditional on a joint and several basis.

Concerning the Trustee

Unless otherwise provided in respect of a series of debt securities, Wilmington Trust, National Association is the Trustee under each indenture. The Trustee and its affiliates have engaged in, and may in the future engage in, financial or other transactions with the Company and its affiliates in the ordinary course of their respective businesses, subject to the Trust Indenture Act.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

Royalty Pharma may issue warrants to purchase its debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Royalty Pharma and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

Royalty Pharma may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by Royalty Pharma or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate Royalty Pharma to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Royalty Pharma may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require Royalty Pharma to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Royalty Pharma’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under one or more of the indentures.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Royalty Pharma may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, Class A ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities, preference shares and Class A ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. Royalty Pharma may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preference security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preference security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preference security or unit agreement. We understand that under existing industry practices, if

Royalty Pharma requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Royalty Pharma, the trustees, the warrant agents, the unit agents or any other agent of Royalty Pharma, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, Royalty Pharma, as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of theirs or of Royalty Pharma. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Royalty Pharma and/or the selling shareholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Royalty Pharma, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions,

•	at a fixed public offering price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling shareholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling shareholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Royalty Pharma at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Royalty Pharma and/or the selling shareholders, if applicable, to indemnification by Royalty Pharma and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Royalty Pharma and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the Class A ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Class A ordinary shares, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Class A ordinary shares and preference shares in respect of which this prospectus is being delivered will be passed upon for us by Davis Polk & Wardwell London LLP, and the validity of the debt securities, warrants, purchase contracts and units in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Royalty Pharma plc appearing in Royalty Pharma plc’s Annual Report (Form 10-K) for the year ended December 31, 2023 and the effectiveness of Royalty Pharma plc’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrants in connection with the sale of the securities being registered hereby.

	Amount to be Paid
SEC registration fee		$(1)
Printing and distributing		(2)
Legal fees and expenses (including blue sky fees)		(2)
Trustee fees and expenses		(2)
Rating agency fees		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)

TOTAL	$

(1)

This registration statement relates to the registration of securities having an indeterminate aggregate offering price and number or amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)

The estimated total amount of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

We have entered into indemnification agreements with our directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify our directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, which would be rendered void under the Companies Act.

The Company also maintains directors and officers insurance to insure such persons against certain liabilities.

In the underwriting agreement, the underwriters will agree to indemnify, under certain conditions, the Company, members of the Company’s board of directors, and persons who control the Company within the meaning of the Securities Act against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Articles, agreement, vote of shareholders or disinterested directors or otherwise.

Item 16. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement relating to Class A ordinary shares, preference shares, debt securities, warrants, purchase contracts and units of Royalty Pharma plc **
3.1	Articles of Association of Royalty Pharma plc (1)
3.2	Articles of Association of Royalty Pharma Holdings Ltd (2)
4.1	Indenture, dated as of September 2, 2020, among Royalty Pharma plc, Royalty Pharma Holdings Ltd and Wilmington Trust, National Association, as Trustee (3)
4.2	First Supplemental Indenture, dated as of September 2, 2020, among Royalty Pharma plc, Royalty Pharma Holdings Ltd and Wilmington Trust, National Association, as Trustee (4)
4.3	Second Supplemental Indenture, dated as of July 16, 2021, among Royalty Pharma plc, Royalty Pharma Holdings Ltd and Wilmington Trust, National Association, as Trustee (5)
4.4	Form of Subordinated Indenture between Royalty Pharma plc, the guarantors party thereto and Wilmington Trust, National Association, as Trustee *
4.5	Form of Senior Note **
4.6	Form of Subordinated Note **
4.7	Form of Warrant Agreement **
4.8	Form of Purchase Contract Agreement **
4.9	Form of Unit Agreement **
5.1	Opinion of Davis Polk & Wardwell LLP *
5.2	Opinion of Davis Polk & Wardwell London LLP *
23.1	Consent of Ernst & Young LLP *
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature pages of the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association for Senior Indenture of Royalty Pharma plc *
25.2	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association for Subordinated Indenture of Royalty Pharma plc *
107.1	Filing Fee Table *

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
(1)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on June 19, 2020.
(2)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on March 28, 2023.
(3)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on September 2, 2020.
(4)	Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on September 2, 2020.
(5)	Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on July 26, 2021.

Item 17. Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 3, 2024.

ROYALTY PHARMA PLC

By:	/s/ Pablo Legorreta
Name: Pablo Legorreta
Title: Chief Executive Officer

Each person whose signature appears below constitutes and appoints Terrance Coyne and George Lloyd, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pablo Legorreta Pablo Legorreta	Chairman of the Board, Director & Chief Executive Officer (Principal Executive Officer and Royalty Pharma plc’s authorized representative in the United States)	June 3, 2024

/s/ Terrance Coyne Terrance Coyne	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 3, 2024

/s/ Bonnie Bassler Bonnie Bassler	Director	June 3, 2024

/s/ Catherine Engelbert Catherine Engelbert	Director	June 3, 2024

/s/ Errol De Souza Errol De Souza	Director	June 3, 2024

/s/ Henry Fernandez Henry Fernandez	Director	June 3, 2024

/s/ David Hodgson David Hodgson	Director	June 3, 2024

Signature	Title	Date

/s/ M. Germano Giuliani M. Germano Giuliani	Director	June 3, 2024

/s/ Ted Love Ted Love	Director	June 3, 2024

/s/ Gregory Norden Gregory Norden	Director	June 3, 2024

/s/ Rory Riggs Rory Riggs	Director	June 3, 2024